UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 21, 2020
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California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27200 Tourney Road
Suite 200
Santa Clarita
California	91355
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Todd A. Stevens, President and Chief Executive Officer of California Resources Corporation (the “Company”), will be leaving the Company and the Company’s Board of Directors as of December 31, 2020. Mr. Stevens’ departure did not result from any dispute or disagreement with the Company on any matter relating to the Company’s operations, financial statements, internal controls, policies or practices.

The Board of Directors has appointed Mark A. McFarland, the Company’s Executive Chairman, to act as Interim Chief Executive Officer upon Mr. Stevens departure and is initiating a search process for the company’s next Chief Executive Officer. Mr. McFarland entered into a letter agreement in connection with his appointment as Interim Chief Executive Officer that provides that the Company will pay him a monthly fee of $175,000 while he is serving as Interim Chief Executive Officer.

Mr. McFarland, 51, has been the Executive Chairman of GenOn Energy, Inc. since December 2018. From April 2017 to December 2018, he was the President and Chief Executive Officer of GenOn and served on its Board of Managers. From 2013 to 2016, he served as Chief Executive Officer of Luminant Holding Company LLC, a subsidiary of Energy Future Holdings Corporation. From 2008 to 2013, he served as both Chief Commercial Officer of Luminant and Executive Vice President, Corporate Development and Strategy of Energy Future Holdings. From 1999 to 2008, Mr. McFarland served in various roles at Exelon Corporation, including as Senior Vice President, Corporate Development from 2005 to 2008 and Vice President, Exelon Generation from 2003 to 2005. He served on the Board of Managers of Bruin E&P Partners, LLC from March 2020 to August 2020. He served on the Board of Directors of TerraForm Power, Inc. from October 2017 to July 2020. He served on the Board of Directors of Chaparral Energy, Inc. from December 2019 to October 2020. Mr. McFarland earned his Masters of Business Administration from the University of Delaware and a Bachelor of Science degree in Civil Engineering (Environmental Concentration) from Virginia Polytechnic Institute and State University. He received his professional engineer license in 1995.

The Board of Directors has also appointed James N. Chapman to serve as Lead Independent Director while Mr. McFarland serves in the interim Chief Executive Officer role. Mr. Chapman serves as Chairman of the Company's Compensation Committee and as a member of the Company's Nominating and Governance Committee. Mr. Chapman also serves on the Boards of Directors of Arch Resources, Inc. and Denbury, Inc.

On December 21, 2020, the Company issued a press release announcing the management changes described in this Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 21, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Michael L. Preston
Name:	Michael L. Preston
Title:	Senior Executive Vice President, Chief Administrative Officer and General Counsel

DATED: December 21, 2020